LEASE AGREEMENT

          AGREEMENT OF LEASE made this 8th day of November, 1996 by and between Carriage Group with its principal place of business at 467 Creamery Way, Exton, PA 19341 (Landlord), party of the fist part, and Petroleum Heat & Power Co., Inc. with its principal place of business at 2187 Atlantic Street, Stamford, CT 06902 ("Tenant"), party of the second part.

          WITNESSETH THAT, for and in consideration of the rents, covenants and agreements herein contained and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

     1. Reference Data

          As used in this Lease, the following terms shall be defined as indicated and refer to the data set forth in this Section 1.

TENANT'S ADDRESS:  2187 Atlantic Street
                   Stamford, CT 06902

PREMISES: Approximately 30,000 Rentable Square Feet (inclusive of Tenant's Pro-rata Share of Mechanical Room) located at 467 Creamery Way, Oaklands Corporate Center, Exton, PA 19341, as detailed in the Site Plan attached hereto as Exhibit "A".

TERM: The term of this Lease shall be Ten (10) years. The term of the Lease shall commence on the Commencement Date and shall expire on the last day of the One Hundred Twentieth (120th) fully calendar month thereafter.

COMMENCEMENT DATE:  March 1, 1997.

BASE RENT: Due on the first day of each calendar month of the Term. See Paragraph 34 of Addendum "Base Rent Schedule".

OPERATING EXPENSE ALLOWANCE: $5,625.00 per month as further detailed in Estimated Operating Expenses breakdown attached hereto as Exhibit "C".

FIXED RENT:  Base Rent plus Operating Expenses Allowance.

ADDITIONAL RENT: Sums not including Base Rent which Tenant is obligated to pay to Landlord from time to time pursuant to the terms of this Lease.

SECURITY DEPOSIT:  $35,625.00.

TENANT'S PROPORTIONATE SHARE: 71.4% (determined by dividing the area of the Premises by the area of the Building).

PERMITTED USES: Tenant shall use and occupy the Premises for General Office use and for no other purpose.

     2. Demise

          Landlord hereby demises and lets to Tenant and Tenant hereby hires and leases from Landlord the Premises for the Term, upon the conditions and limitations set forth herein.

     3. Construction by Landlord

          Such construction shall be performed expeditiously in a good and workmanlike manner and in accordance with all applicable laws, rules and regulations.

          (A) Landlord shall, without cost to Tenant, complete, alter or improve the Premises in accordance with the plans and specifications attached hereto as Exhibit "B" and made a part hereof (the "Plans and Specifications"). Tenant hereby approves the Plans and Specifications attached hereto as Exhibit "B".

          (B) If Landlord deems any changes, additions or alterations in the Plans and Specifications necessary in connection with the construction of the Premises, such changes, additions or alterations shall be submitted to Tenant for approval which approval shall not be unreasonably withheld or delayed and shall be deemed to be given if not disapproved in writing within ten (10) days after Landlord's submission of the same to Tenant. Any dispute as to the content of such changes, additions or alterations may, at the option of either party hereto, be conclusively determined by the independent architect or engineer retained by Landlord for the construction of the Building.

          (C) The Premises shall be substantially completed on or before the Commencement Date, provided that the Commencement Date shall be extended for the time equivalent to any time lost by Landlord due to strikes, labor disputes, governmental restrictions or limitations, scarcity of or inability to obtain labor or materials, accidents, fire or other casualties, weather conditions, or any cause similar or dissimilar to the foregoing beyond the reasonable control of Landlord. All the aforesaid work shall be done in compliance with applicable law and lawful ordinances. In the event the commencement date is postponed beyond July 31, 1997, Tenant shall have the right to cancel this Lease and recover all monies paid hereunder.

          (D) Landlord shall be responsible to make any repairs necessitated by defective workmanship or materials in the aforesaid


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

work, provided that such defect appears and Tenant gives Landlord written notice thereof during the first 365 days of the Term.

     4. Term

          The Term shall commence on the earlier of (the "Commencement Date"):
(i) the date when Tenant, with Landlord's consent, assumes possession of the Premises or any part thereof, or (ii) the fifth consecutive business day following Landlord's notice to Tenant that the Premises are substantially completed and may be legally occupied. The Premises shall be substantially completed when the construction work and other items of work for which Landlord is responsible under Section 3 hereof have been completed to the extent that the Premises may be fully and legally occupied by Tenant for its intended use, subject only to completion of minor finishing and adjustment of equipment. The commencement and expiration dates of the Term, when determined as above provided, shall be confirmed in writing by Landlord to Tenant.

     5. Base Rent

          (A) Tenant shall pay to Landlord during the Term of the Lease the Base Rent, without notice or demand, in the monthly installments specified in Section 1, in advance on the first day of each calendar month of the Term. The first month's installment of the Base Rent shall be payable upon the execution of this Lease. If the Term commences other than on the first day of a calendar month, then the installments of Base Rent for the first calendar month of the Term shall be adjusted proportionately, and the aforesaid first installment paid by Tenant upon the execution of this Lease shall be initially applied to the first partial month of the Term, and the balance to the next month.

          (B) Base Rent, Additional Rent and all other sums payable by Tenant to Landlord hereunder shall be paid, without set-off or deduction, in lawful currency of the United States of America to Landlord at the address set forth in
Section 1 hereof, or at such other address as Landlord may from time to time designate in writing to Tenant. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges, and late charges which may be imposed upon Landlord by terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after said amount is due, then Tenant shall pay to Landlord a late charge of five (5%) percent of such overdue amount, plus any attorney's fees and court costs incurred by Landlord by reason of Tenant's failure to pay rent and/or other charges when due to


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

Landlord by reason of Tenant's failure to pay rent and/or other charges when due hereunder. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant. Acceptance of such late charges by the Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

     6. Rental Adjustments

          (A) Operating Expense. Tenant shall pay to Landlord the Operating Expense Allowance in equal monthly installments, the first of which shall be payable upon execution of this Lease. If the term commences other than ont he first day of the calendar month, then the Operating expense Allowance for the first calendar month of the Term shall be adjusted to the succeeding month.

          Tenant's Proportionate Share of Operating Expense

          If Landlord's Operating Expense for any Operating Year shall be greater than the Operating Expense Allowance, Tenant shall pay to Landlord as additional rent an amount equal to Tenant's Proportionate Share of the difference (the amount of Tenant's Proportionate Share of such difference is hereinafter referred to as the "Operating Expense Adjustment"). If Tenant occupies the Premises or portion thereof for less than a full Operating Year, the Operating Expense Adjustment will be calculated in proportion to the amount of time in such Operating Year that Tenant occupied the Premises.

          Such Additional Rent shall be paid in the following manner: within 120 days following the end of the first and each succeeding Operating Year, Landlord shall furnish Tenant an Operating Expense Statement certified as true and correct setting forth (i) the Operating Expense for the preceding Operating Year, (ii) the Operating Expense Allowance and (iii) Tenant's Operating Expense Adjustment for such Operating Year. Within 10 days following the receipt of such Operating Expense Statement (the "Expense Adjustment Date") Tenant shall pay to Landlord as Additional Rent the Operating Expense Adjustment for such Operating Year.

          Commencing with the first month of the second Operating Year, Tenant shall pay to Landlord, in addition to the Operating Expense Allowance, on account of the Operating Expense Adjustment for such Operating Year, monthly installments in advance equal to one-twelfth (1/12) of the estimated Operating Expense Adjustment for such Operating Year.


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

          As used in this Section 6(A) and Section 1 where applicable, the following words and terms shall be defined as hereinafter set forth:

               (i) "Operating Year" shall mean each calendar year, or other period of 12 months as hereafter may be adopted by Landlord as its fiscal year, or other period of 12 months as hereafter may be adopted by Landlord as its fiscal year, occurring during the Term.

               (ii) "Operating Expense Allowance" shall mean and equal the amount set forth in Section 1 of this Lease.

               (iii) "Operating Expense Statement" shall mean a statement in writing signed by Landlord, setting forth in reasonable detail (a) the Operating Expense for the preceding Operating Year, (b) the Operating Expense Allowance and (c) the Tenant's Operating Expense Adjustment for such Operating Year, or portion thereof. The Operating Expense for each Operating Year shall be available for inspection by Tenant at Landlord's office during normal business hours. Operating expenses are as follows:

               (a) Real estate taxes and other taxes or charges levied in lieu of such taxes, general and special public assessments, charges imposed by any governmental authority pursuant to anti-pollution or environmental legislation, taxes on the rentals of the Building or the use, occupancy or renting of space therein;

               (b) Premiums and fees for fire and extended coverage insurance, insurance against loss of rentals for space in the Building and public liability insurance, all in amounts and coverages (with additional policies against additional risks) as may be required by Landlord or the holder of any mortgage on the Building;

               (c) Water and sewer service charges, and common area electric charges. (provided same are not above prevailing market rates)

               (d) Common Area Maintenance and repair costs, including repairs and replacements described in Section 8 below, repairs and replacements of supplies and equipment, snow removal and paving, lawn and general grounds upkeep, maintenance and repair, and the costs of all labor, material and supplies incidental thereto;

               (e) Wages, salaries, fees and other compensation and payments and payroll taxes and contributions to any social security, unemployment insurance, welfare, pension or similar fund and payments for other fringe benefits required by law, union agreement or otherwise made to or on behalf of all employees of

Landlord performing services rendered in connection with the operation and maintenance of the Building and/or Land, including without limitation, payments made directly to or through independent contractors or performance of such services;

               (f) Management fees payable to the managing agent for the Building, provided that, if the managing agent is affiliated with Landlord, same shall be at prevailing market rates;

               (g) Assessments paid by Landlord for the actual repair, maintenance and upkeep of common facilities located in the Business Park; and

               (h) Any and all other expenditures of Landlord incurred in connection with the operation, repair or maintenance of the Premises, and the Building or the Land which are properly expensed in accordance with generally accepted accounting principles consistently applied in the operation, maintenance and repair of a first-class office building facility.

          The term "Operating Expense" shall not include depreciation of the Building or equipment therein, interest, net income, franchise or capital stock taxes payable to Landlord, executive salaries, real estate brokers' commissions or the costs of services provided specially for any particular tenant at such tenant's expense and not uniformly available to all tenants of the Building or any expenses otherwise attributable to any tenanted or tenantable space.

          (B) During the calendar year in which the Term ends, Landlord shall have the right to submit to Tenant a statement of Landlord's reasonable estimate of the Operating expense Adjustment during the period (the "final period") beginning on the first day of the final Operating Year of the Term. Upon the earlier to occur on the thirtieth day following Tenant's receipt of such statement or the final day of the Term, Tenant shall pay to Landlord said estimate Operating Expense Adjustment minus the total amount of payments previously made by Tenant pursuant to subsection (A) above during the final period. If requested by Tenant, Landlord shall submit to Tenant a statement setting forth the actual amount of said Operating Expense Adjustment after Landlord's final calculation for same and within fifteen days after Tenant's receipt of such statement, Tenant shall pay to Landlord any deficiency, or, as the case may be, Landlord shall refund to Tenant any overpayment occasioned by Tenant's payment of the aforesaid estimate.

     7. Security Deposit

          Upon the date hereof Tenant shall pay to Landlord a security deposit in the amount set forth in Section 1 hereof which Landlord will hold as security for the faithful performance by Tenant of all its covenants and agreements under this Lease, but in no event shall Landlord be obliged to apply same to rents or other charges in arrears or damages for Tenant's default hereunder, but Landlord may so apply the security deposit at its option. Landlord's right to possession of the Premises for Tenant's default or any other reason shall not be affected by the fact that Landlord holds said security deposit. The security deposit, if not so applied by Landlord, shall be returned to Tenant within thirty (30) days after this Lease terminates, provided that Tenant shall have vacated the Premises and delivered the same to Landlord, as herein provided. In the event of any transfer of Landlord's interest in the Premises, Landlord shall have the right to transfer its interest in the security deposit, whereupon Tenant's receipt of the transferee's acknowledgement of receipt of the security deposit, Landlord shall be released of all liability with respect to such security deposit, and Tenant shall look solely to such transferee for the return of the same.

     8. Landlord's Services

          So long as Tenant is not in default hereunder, Landlord shall:

          (A) Arrange for all required utility services to the Premises:
PROVIDED, HOWEVER, the Landlord shall not be liable to Tenant for any loss or damage arising from interruption in such utility service, unless occasioned by the acts or omissions of Landlord or its Agents.

          (B) Make all structural repairs to the foundations, concrete floor slabs, exterior metal panel or masonry walls, steel frame (including columns) and roof deck required for safety, tenant ability and compliance with proper orders or governmental authorities, PROVIDED, HOWEVER, that Landlord shall not be obligated for any of such repairs until the expiration of a reasonable period of time after written notice from Tenant that such repair is needed. In no event shall Landlord be obligated under this paragraph to repair any damage caused by any act, omission or negligence of Tenant or its employees, agents, invitees, licensees, subtenants, or contractors.

          Tenant shall, throughout the Term and at its sole cost and expense, take good care of the Premises and the fixtures and appurtenances therein, and maintain the same in good order and condition, and promptly at Tenant's own cost and expense make all repairs necessary to maintain such good order and condition, except for building exterior and structural repairs necessary for the reasonable use and enjoyment of the Premises which Landlord agrees to make. Tenant shall at its sole cost and expense repair and replace all damage or injury to the Premises and the building and to fixtures and equipment caused by Tenant or its employees, agents, invitees, licensees, subtenants, or contractors, or as the result of all or any of them moving in or out of the Building or by installation. If Tenant fails to make such repairs or replacements the same may be made by Landlord and such expense shall be collectible as Additional Rent and paid by Tenant within fifteen (15) days after rendition of a bill thereof within a reasonable time. Landlord shall not be liable by reason of any injury to or interference with tenant's business arising from the making of any repairs, alterations, additions or improvements in or to the Premises or the Building or to any appurtenance or equipment therein, unless occasioned by the acts or omissions of Landlord or its Agents.

     9. No Other Services by Landlord

          Landlord shall not be required to render any services to Tenant or to make any repairs or replacements to the Premises, except as provided in Section 3, 8, 11 and 12 hereto. Without limiting the generality of the foregoing, it is specifically understood and agreed that Tenant shall be solely responsible for all charges for the following or services used, rendered or supplied to, upon or in connection with the Premises throughout the Term: electric; gas or any other utilities; telephone and/or communication services; security system or services; janitorial services; trash removal.

          Tenant agrees to indemnify Landlord and save it harmless against any liability or damages on the account of the foregoing and, in the event that any such utilities or services are supplied or furnished by any governmental corporation or authority, tenant shall pay all bills for same promptly when they become due and shall at all times during the term hereof keep the Premises free and clear from any lien that may attach thereto by reason of the non-payment of said bills.

          (A) Tenant, at Tenant's expense, shall maintain in effect throughout the Term, through insurance carriers reasonably satisfactory to Landlord; (i) insurance against claims for personal injury (including death) and $100,000 for property damage; and (ii) such other insurance as may reasonably be required by the holder of a mortgage on the Building. The insurance policy referred to in subsection (i) above shall name both Landlord and Tenant as insured parties.

          (B) Prior the commencement of the Term, Tenant shall provide Landlord with certificates of the insurance policies herein required of Tenant. All policies shall provide that coverage thereunder may not be reduced or terminated without at least thirty days' prior written notice to Landlord, Tenant shall furnish to Landlord throughout the Term replacement certificates at least thirty days prior to the expiration date of the then current polices and, upon requires of Landlord, shall supply to Landlord copies of all policies herein required of Tenant.


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

          (C) Each of the parties hereto hereby releases the other from all liability for all injury, loss or damage which may be inflicted upon persons or the property of such party, even if such liability results from the negligence of the other party; PROVIDED, HOWEVER, that this release shall not affect said policy or the right of the insured to recover thereunder, and (ii) to the extent of the coverage of such policy. If any policy does not permit such a waiver, and if the party to benefit therefrom requests that such a waiver be obtained, the other party agrees to obtain an endorsement to its insurance policies permitting such waiver of subrogation, if available, and if an additional premium is charged for such waiver, the party benefiting therefrom shall pay same promptly upon being billed therefor. Nothing in the foregoing is intended to require a tenant to reduce for deductible amounts of its insurance below such amounts as of the date of execution of this Lease.

     10. Insurance

          (A) Tenant, at Tenant's expense, shall maintain in effect throughout the Term, through insurance carriers reasonably satisfactory to Landlord; (i) insurance against claims for personal injury (including death) and property damage, under a policy of general public liability insurance, in amounts not less than $1,000,000 combined single limit in respect of bodily injury (including death) and $100,000 for property damage; and (ii) such other insurance as may reasonably be required by the holder of a mortgage on the Building. The insurance Policy referred to in subsection (i) above shall name both Landlord and Tenant as insured parties.

          (B) Prior to the commencement of the Term, Tenant shall provide Landlord with certificates of the insurance policies herein required of Tenant. All policies shall provide that coverage thereunder may not be reduced or terminated without at least thirty days' prior written notice to Landlord. Tenant shall furnish to Landlord throughout the Term replacement certificates at least thirty days prior to the expiration date of the then current policies and, upon request of Landlord, shall supply to Landlord copies of all policies herein required of Tenant.

          (C) Each of the parties hereto hereby releases the other from all liability for all injury, loss or damage which may be inflicted upon persons or the property of such party, even if such liability results from the negligence of the other party; PROVIDED, HOWEVER, that this release shall be effective only
(i) during such time as the applicable insurance policy carried by such party names the other party as a co-insured or contains a clause to the effect that this release shall not affect said policy or the right of the insured to recover thereunder, and (ii) to the extent of the coverage of such policy. If any policy does not permit such a waiver, and if the party to benefit therefrom requests that such a waiver be obtained, the other party agrees to obtain an endorsement to its insurance policies permitting such waiver of subrogation, if available, and if an additional premium is charged for such waiver, the party benefiting therefrom shall pay same promptly upon being billed therefor. Nothing in the foregoing is intended to require the tenant to reduce for deductible amounts of its insurance below such amounts as of the date of execution of this Lease.

     11. Casualty

          (A) If the Premises are damaged by fire or other casualty, Tenant shall promptly notify Landlord and Landlord shall repair the damaged portions of the Premises (but not any of Tenant's property therein or improvements or alterations made by Tenant), except that if, in Landlord's reasonable judgment, the damage would require more than sixty days of work to repair, or if the insurance proceeds (excluding rent insurance) which Landlord anticipates receiving must be applied to repay any mortgages encumbering the Building or are otherwise inadequate to pay the cost of such repair, the Landlord shall have the right to terminate this Lease by so notifying Tenant, which notice shall specify a termination date not less than fifteen days after its transmission. If Landlord is so required to repair, the work shall be commenced promptly and completed with due diligence, taking into account the time required for Landlord to procure said insurance proceeds, and construction delays due to shortages of labor or material or other causes beyond Landlord's reasonable control.

          (B) During the period when Tenant shall be deprived of possession of the Premises by reason of such damage, Tenant's obligation to pay Base Rent under Section 5 and Operating Expense Allowance under Section 6 shall abate in the proportion which the damaged area of the Premises bear to the entire Premises, Landlord represents to Tenant that at all times of this Lease it will carry insurance covering the loss of the Fixed Rent payable under the terms of this Lease.

     12. Condemnation

          (A) If all the Premises is taken through the exercise of the power of eminent domain, this Lease shall terminate on the date when possession of the Premises is required by the condemning authority. If only part of the Premises is taken, then (i) if the condemnation award is insufficient to restore the remaining portion of the Premises or if such award must be applied to repay any mortgages encumbering the Building, or (ii) if, in addition to a portion of the Premises, a portion of the Building or Land is taken and Landlord deems it commercially unreasonable to continue leasing all or a portion of the remaining space in the Building, or (iii) if a substantial portion of the Premises is to taken, and it is commercially impossible for Tenant to continue its business within the Premises, then Landlord in the case of (i) and (ii) above and Tenant in the case of (iii) above, shall have the right to terminate this Lease on the date when the condemned portion of the premises, Building or Land is required to be delivered to the condemning authority, which right shall be exercisable by the exercising party so notifying the other party no later than thirty (30) days prior to such date.

          (B) If this Lease is not so terminated after a partial condemnation, then after the date when the condemned portion of the Premises is delivered to the condemnor, the Fixed Rent shall be reduced in the proportion which the condemned area bears the entire area of the Premises, and Tenant's Proportionate Share shall be reduced by the same portion.

          (C) Tenant shall have the right to claim against the condemnor only for removal and moving expenses and business dislocation damages which may be separately payable to tenants in general under Pennsylvania law, provided such payment does not reduce the award otherwise payable to Landlord, Subject to the foregoing. Tenant hereby waives all claims against Landlord with respect to a condemnation, and hereby assigns to Landlord all claims against the condemnor including, without limitation, all claims for leasehold damages and diminution in the value of Tenant's leasehold estate.

     13. Tenant's Fixtures

          Tenant shall have the right to install trade fixtures, office machinery and equipment (excluding alterations, improvements and additions which are governed by Section 14) required by Tenant or used by it in its business, provided that same do not impair the structural strength of the Building and further provide that such trade fixtures, office machinery and equipment shall be limited to items normally used in an office/laboratory building. Without limiting the generality of the foregoing, it is specifically understood and agreed that Tenant shall not have the right to install or operate any electrical equipment or machinery in the Premises (other than normal office machinery and equipment such as typewriters, adding machines, and copiers) without Landlord's prior written consent, such consent not be unreasonably withheld or delayed. Tenant shall remove all such trade fixtures, office machinery and equipment prior to the end of the Term, and Tenant shall repair and restore any damage to the Premises and Building caused by such installation or removal.

     14. Alterations

          Tenant shall not, without on each occasion first obtaining Landlord's prior written consent, such consent not to be unreasonably withheld or delayed, make any alterations, improvements or additions to the premises, except that Tenant may, without


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consent of Landlord but with prior written notice to Landlord, make minor improvements to the interior of the Premises provided that: (i) they do not impair the structural strength, operation or value of the Building, and (ii) Tenant shall, prior to the commencement of the work and to the extent applicable, (and excluding any personal property therein or trade fixtures installed therein shall) deliver to Landlord waivers of liens, in form acceptable to Landlord, from all contractors, subcontractors and materialmen performing such work, and shall take all steps required or permitted by law to avoid the imposition of any mechanics' lien upon the Premises, Building and Land. All alterations, improvements and additions, except for minor alterations and improvements (and excluding any personal property therein or trade fixtures installed therein shall) become part of the Premises and the property of Landlord without payment therefor by Landlord and shall be surrendered to Landlord at the end of the Term; PROVIDED, HOWEVER, if so notified by Landlord, Tenant shall, prior to the end of the Term, remove all and any such alterations and improvements made by Tenant after initial occupancy, or the parts thereof specified by Landlord, from the Premises and shall repair all damages caused by installation and removal. For purposes of this Section 14, "minor improvements" shall be defined as those improvements costing no more than $25,000.

     15. Mechanics' Liens

          Tenant shall not, in the making of any repairs or alterations pursuant to the provisions of Section 14 hereof, suffer or permit any mechanic's, laborer's or materialman's lien to be filed against the Premises, Building, Land or any part thereof by reason of labor or materials supplied or claimed to have been supplied to Tenant; and if any such lien shall be filed, Tenant, within fifteen days after notice of filing, shall cause it to be discharged of record.

     16. Use of Premises

          Tenant may use and occupy the Premises only for the express and limited purpose listed in Section 1 of this Lease, and the Premises shall not be used or occupied, in whole or in part, for any other purpose without the prior written consent of Landlord. Tenant shall not commit or suffer any waste upon the Premises or building, or any nuisance or any other act which may disturb the quiet enjoyment of any other tenant in the Building. Landlord represents to Tenant that the Premises may be used for the purpose specified in this Lease.

     17. Rules and Regulations

          Tenant covenants and agrees that Tenant, its employees, agents, invitees, licensees and other visitors, shall observe faithfully, and comply strictly with, such reasonable Rules and

Regulations as Landlord's agents may, after notice to Tenant, from time to time adopt with respect to the Building.

     18. Governmental Regulations

          Tenant shall, in the use and occupancy of the Premises, comply with all applicable laws, ordinances, notices and regulations of all governmental and municipal authorities, and with regulations of the insurers of the Premises. Tenant shall keep in force at all times all licenses, consents and permits necessary for the lawful conduct of Tenant's business at the Premises. Nothing in the foregoing shall require the Tenant to perform any work or make any improvement or repairs which the Landlord is required to make pursuant to other provisions of this Lease.

     19. Signs

          Landlord, at Tenant's expense, shall construct one standard building identification sign for Tenant upon the Land at a location to be selected by Landlord. Except for signs which are located wholly with the interior of the Premises and which are not visible from the exterior thereof, no signs shall erected by Tenant anywhere upon the Premises, Building or Land.

     20. Landlord's Entry

          Landlord and its agents, contractors and invitees shall have the right to enter the Premises at all reasonable times with reasonable notice to inspect the same, to exhibit same to prospective purchasers, tenants and mortgagees, and to make any necessary repairs thereto. During the last six (6) months of the terms; Landlord shall have the right for a reasonable number of times to show the Premises to prospective tenants. Landlord shall not be liable in any manner to Tenant by reason of such entry or the performance of repair work in the Premises provided reasonable care is exercised by Landlord and for its agents or representatives, and the obligation of Tenant hereunder shall not thereby be affected; however, Landlord agrees (except in the case of Tenant's default hereunder) that all repair work (excepting only emergency work or work which must, in Landlord's reasonable judgment, be performed on an urgent basis) by Landlord shall be performed in a reasonable manner at reasonable times.

     21. Indemnification

          Tenant shall indemnify Landlord from and against any and all losses, costs (including reasonable counsel fees), claims, sits, actions and causes of action, whether legal or equitable, sustained or arising by reason of Tenant's default in any of its obligations hereunder, or of the fault or neglect of Tenant or of the failure by Tenant or any of its officers, agents, employees or invitees to fulfill any duty toward the public, or any person or persons whomsoever, which Tenant, by reason of its occupancy or use of the Premises, may owe.

     22. Curing Tenant's Defaults

          If Tenant shall default in performing any of its obligations hereunder, Landlord may (but shall not be so obliged), in addition to Landlord's other rights and remedies and without waiver of such default, cure such default on behalf of Tenant, thereby entering and possessing the Premises if deemed reasonable by Landlord, provided that Landlord shall have first given Tenant notice of such default and Tenant shall have failed within ten (10) days following said notice to cure or diligently to pursue the cure of said default (which notice and opportunity to cure shall not be required in case of emergency), Tenant, upon demand of Landlord, shall reimburse Landlord for all reasonable costs (including reasonable counsel fees) incurred by Landlord with respect to such default, and, if Landlord so elects, Landlord's efforts to cure the same, which costs shall be deemed Additional Rent hereunder.

     23. Default

          (A) If (i) Tenant fails to pay any installment of Base Rent when due,
(ii) Tenant fails to pay any Additional Rent when due and such failure continues for a period of ten (10) days after written notice from Landlord, (iii) Tenant vacates the Premises, (iv) Tenant fails to observe or perform any of Tenant's other obligations herein contained and such failure continues for more than fifteen (15) days after written notice from Landlord, (v) Tenant commits an act of bankruptcy or files a petition or commences any proceeding under any bankruptcy or insolvency law, (vi) a petition is filed or any proceeding is commenced against Tenant under any bankruptcy or insolvency law and is not dismissed within ninety (90) days, (vii) Tenant is adjudicated a bankrupt,
(viii) a receiver or other official is appointed for Tenant or for a substantial part of Tenant's assets or for Tenant's interest in this Lease, or (ix) any attachment or execution is filed or levied against a substantial part of Tenant's assets or Tenant's interests in this Lease or any of Tenant's property in the Premises, then in any such event, an Event of Default shall be deemed to exist and Tenant shall be in default hereunder, and, at the option of Landlord:
(a) the balance of the Base Rent and all Additional Rent and all other sums to which Landlord is entitled hereunder shall be deemed to be due payable in accordance with the terms hereto and in arrears, as if payable in advance hereunder; or (b) this Lease and the Term shall, without waiver of Landlord's other rights and remedies, terminate without any right of Tenant to save the forfeiture. Any acceleration of the rent by landlord shall not constitute a waiver of any right or remedy of Landlord, and if Tenant shall fail to pay the accelerated rent when due, then Landlord may thereafter terminate this Lease, as aforesaid. Immediately upon such termination by Landlord, Landlord shall have the right to recover possession of the Premises with or without legal process, breaking locks and replacing locks, and removing Tenant's and any third party's property therefrom, and making any disposition thereof as Landlord may deem commercially reasonable.

          (B) Following such termination, Landlord shall have the unrestricted right to lease the Premises or any part thereof to any person and pursuant to any terms as Landlord may elect, but Landlord shall have no obligations to rent the Premises so long as Landlord (or any related entity) has other comparable vacant space available for leasing in the general geographic area of the Premises.

          (C) No act or forbearance by Landlord shall be deemed a waiver or election of any right or remedy by Landlord with respect to Tenant's obligations hereunder, unless and to the extent that Landlord shall execute and deliver to Tenant a written instrument to such effect, and any such written waiver by Landlord shall not constitute a waiver or relinquishment for the future of any obligation of Tenant. Landlord's acceptance of any payment from Tenant (regardless of any endorsement on any check or any writing accompanying such payment) may be applied by Landlord to Tenant's obligations then due hereunder in any priority as Landlord may elect, and such acceptance by Landlord shall not operate as an accord and satisfaction or constitute a waiver of any right or remedy of Landlord with regard to Tenant's obligations hereunder.

     24. Quiet Enjoyment

          So long as Tenant is not in default under the covenants and agreements of this Lease, Tenant's quiet and peaceful enjoyment of the Premises shall not be disturbed or interfered with by Landlord or by any person claiming by, through or under Landlord.

     25. Assignment and Subletting

          Tenant shall not assign, pledge, mortgage or otherwise transfer or encumber this Lease, nor sublet all or any part of the Premises or permit the same to be occupied or used by anyone other than Tenant or its employees without Landlord's prior written approval, which Landlord agrees not unreasonably to withhold or delay. It will not be unreasonable for Landlord to withhold consent if the reputation, financial responsibility, or business of a proposed assignee or subtenant is reasonably unsatisfactory to Landlord, or if Landlord deems such business not to be consonant with that of other tenants in the Building, or if the intended use by the proposed assignee or subtenant conflicts with any commitment made by landlord to any other tenant in the Building.

     Tenant's request for approval shall be in writing and contain the name, address, and description of the business of the proposed assignee or subtenant, its most recent financial statement and other evidence of financial responsibility, its intended use of the Premises, and the terms and conditions of the proposed assignment or subletting.

          Within thirty (30) days from receipt of such request Landlord shall either: (a) grant or refuse consent; or (b) elect to require Tenant (i) to execute an assignment of lease or sublease of Tenant's interest hereunder to Landlord or its designee upon the same terms and conditions as are contained herein, together with an assignment of Tenant's interest as sublessor in any such proposed sublease, or (ii) if the request is for consent to a proposed assignment of this Lease, to terminate this Lease and the term hereof effective as of the last day of the third month following the month in which the request was received.

          Each assignee or sublessee of Tenant's interest hereunder shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for all payments and for the due performance of all terms, covenants, conditions and provisions herein contained on Tenant's part to be observed and performed. No assignment or refusal of an assignee to execute the same shall not release assignee from its liability as set forth herein.

          Any consent by Landlord hereunder shall not constitute a waiver of strict future compliance by Tenant of the provisions of this Section 25 or a release of Tenant from the full performance by Tenant of any of the terms, covenants, provisions, or conditions in this Lease contained.

     26. Subordination

          This Lease is and shall be subject and subordinate at all times to any lease under which landlord is in control of the Premises, to the rights of the owners of the Building and Land, and to all mortgages and other encumbrances now or hereafter placed upon the Premises or the Building and Land without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination. Tenant shall from time to time execute and deliver within ten days following the request of Landlord or Landlord's mortgagee, grantee or lessor, recordable instruments evidencing such subordination and Tenant's agreement to attorn to the holder of such priority right. Notwithstanding the foregoing, any mortgagee may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, whereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates.

     27. Tenant's Certificate

          Tenant shall from time to time, within fifteen (15) days after Landlord's request, execute and deliver to Landlord a recordable written instrument(s) certifying that this Lease is unmodified and in full effect (or if there have been modifications, that it is in effect as modified), and the dates to which rental charges have been prepaid by Tenant, if any, and whether or not Landlord is in default of any of its obligations hereunder, Tenant agrees that such statement may be relied upon by any mortgagee, purchaser or assignee of Landlord's interest in this Lease, the Building or Land.

     28. Acceptance; Surrender

          By entry and possession of the Premises, Tenant thereby acknowledges that Tenant has examined the Premises and accepts the same as being in the condition called for by this Lease subject to completion of Landlord's work and completion of "punch-list" items. Tenant, shall, at the end of the Term, promptly surrender the Premises in the order and condition called for by this Lease. Tenant, shall, at the end of the Term, promptly surrender the Premises in the same order and condition as on the date hereto and in conformity with the applicable provisions of this Lease, excepting only reasonable wear and tear damage by fire or other casualty.

     29. Holding Over

          This Lease shall expire absolutely and without notice on the last day of the Term, provided that if Tenant, with the prior written consent of Landlord, retains possession of the Premises or any part thereof after the termination of this Lease by expiration of the Term or otherwise, a month-to-month tenancy shall be deemed to exist, and Tenant shall continue to pay the Base Rent and Additional Rent due hereunder. If such holding over exists without Landlord's prior written consent, Tenant shall pay Landlord, as partial compensation for such unlawful retention, an amount calculated on a per diem basis for each day of such continued unlawful retention, equal to one and one-half the Base Rent and Additional Rent for the time Tenant thus remains in possession. Such payments for unlawful retention shall not limit any rights or remedies of Landlord resulting by reason of the wrongful holding over by Tenant or create any right in Tenant to continue in possession of the Premises.

     30. Notices

          All notices, requests and consents herein required or permitted from either party or the other shall be in writing and shall be deemed given when deposited with the Unites States Postal Service, registered or certified mail, return receipt requested, postage prepaid, addressed to Landlord at its address aforesaid, with a copy to any mortgagee designated by Landlord, or, as the case may be, addressed to Tenant at its address aforesaid, or to such other address as the party to receive same may designate by notice to the other.

     31. Broker

          Each of the parties represents and warrants that there are no claims for brokerage commissions or finder's fees in connection with the execution of this Lease, except for Oakmont Realty Corp. & Grubb & Ellis Company for whose commission Landlord is solely responsible, and each party agrees to indemnify the other against, and hold it harmless from, all liability arising from any such claim including, without limitation, the cost of reasonable counsel fees in connection therewith.

     32. Definition of Parties

          The word "Landlord" is used herein to include the Landlord named above and any subsequent person who succeeds to the rights of Landlord herein, each of whom shall have the same rights and remedies as he would have had had he originally signed this Lease as Landlord, but neither Landlord nor any such person shall have any liability hereunder after he ceases to hold a free or leasehold interest in the Premises, except for obligations which may have theretofore accrued; and in all events, Tenant shall look solely to the Premises and rents derived therefrom for enforcement of any obligation hereunder or by law assumed or enforceable against Landlord or such other person. The word "Tenant" is used herein to include the party named above as Tenant as well as its or their respective heirs, personal representatives, successors and assigns, each of whom shall be under the same obligations, liabilities and disabilities and have only such rights, privileges and powers as he would have possessed had he originally signed this Lease as Tenant.

     33. Entire Agreement; Interpretation

          This Lease constitutes the entire agreement between the parties hereto with respect to the Premises and there are no other agreements or understandings. This Lease shall not be modified except by written instrument executed by both parties. The captions used herein are for convenience only, and are not part of the Lease. This Lease shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease, under seal, as of the day and year first above written.


                                       TENANT: Petroleum Heat &
                                               Power Co., Inc.



WITNESS: /s/                           By: /s/
         _________________________         ________________________________

                                       Date: November 1, 1996



                                       LANDLORD: Carriage Group



WITNESS: /s/                           By: /s/
         _________________________         ________________________________

                                       Date: November 8, 1996


          Addendum to Lease Agreement attached hereto and made a part hereof.

                          ADDENDUM TO LEASE AGREEMENT

     ADDENDUM made this 8th day of November, 1996 to Lease Agreement dated ______________________, 199_ by and between Carriage Group ("Lessor") and Petroleum Heat & Power Co., Inc. ("Lessee").

Anything in the printed form of the Lease or elsewhere to the contrary notwithstanding, the parties hereto further expressly agree as follows:

34.  Base Rent Schedule:

     Base Rent shall be due and payable on the first day of each calendar month of the term in accordance with the following schedule:

     1st - 60th Month:    $30,000 per month net of all Operating
                          Expenses

     61st - 120th Month:  $33,000 per month net of all Operating
                          Expenses

35.  Option to Renew:

     Tenant shall have the option of extending the initial Lease Term for two
     (2) additional periods of five (5) years each (said five year periods are referred to as the "First Renewal Term" and the "Second Renewal Term"). In order to exercise the Tenant's option to renew this Lease for the First Renewal Term, the Tenant must provide Landlord with written notice of Tenant's intention to renew at least 180 days prior to the expiration of the Initial Lease Term and, at such time, Tenant shall not be in default of any of its obligations under the Lease beyond any applicable cure or grace period. The Base Rent during the First Renewal Term shall equal Thirty Six Thousand Three Hundred Dollars ($36,300.00) per month. In order to exercise the Tenant's option to renew this Lease for the Second Renewal Term, the Tenant must have previously exercised its option to renew the Lease for the First Renewal Term and Tenant must provide the Landlord with written notice of its intention to renew at least 180 days prior to the expiration of the First Renewal Term and, at such time, the Tenant shall not be in default of any of its obligations under this Lease beyond any applicable care or grace period. The Base Rent during the Second Renewal Term shall equal Thirty Nine Thousand Nine Hundred Thirty Dollars ($39,930.00) per month. If the Tenant does elect to renew this Lease as aforesaid, all the terms and conditions of this Lease shall remain in full force and effect with the Base Rent being increased as set forth herein. If the Tenant fails to provide Landlord with written notice of its intention to renew as and at the times required herein (said times being of the essence of this Lease), Tenant's option(s) to renew shall automatically terminate without the need for additional notice. Tenant shall provide Landlord with written notice of its intention to renew by certified mail, return receipt requested, to Carriage Group or to such address as may hereafter be designated in writing by Landlord to Tenant for such purpose. Any notice sent in accordance with the aforesaid shall, for the purpose of this Lease, be deemed received on the date received by Landlord as evidenced by the return receipt signed by Landlord or Landlord's authorized agent.

36.  Modular Furniture:

     Landlord and Tenant agree that all Centercore Systems Furniture that is currently located within the 30,000 SF demised premises shall become the property of Tenant upon occupancy of Premises by Tenant.

37.  Back-Up Generator:

     Landlord owns a gas fired back-up generator currently located outside the southwest corner of the Premises. Landlord and Tenant agree that the generator shall remain the property of Landlord, however, Tenant shall have the right to use this back-up generator during the term of this Lease and any renewal periods exercised by Tenant pursuant to Paragraph 34. Landlord makes no representations concerning the condition of the generator. Tenant shall, at Tenant's cost, maintain the generator throughout Tenant's occupancy of the premises (if it continues to elect to use same) and Landlord shall at no time be obligated to repair or replace the generator.

38.  Nondisturbance Agreement:

     Tenant's agreement to subordinate this Lease to all present and future leases, rights, mortgages and other encumbrances, as provided in Article 26 hereof, is expressly subject to and conditioned upon Landlord obtaining a nondisturbance agreement from the holder of the present and any future ground, master or operating Leases of the Premises or the Building and any and all present and future mortgages, security instruments or other security interests upon or affecting the Building and to all advances thereunder and all renewals, replacements, modifications, amendments, consolidations and extensions thereof. Each such future nondisturbance agreement shall be in form and substance reasonably satisfactory to Tenant provided that Landlord shall pay all costs, fees and expenses imposed on Landlord in connection with obtaining such non-disturbance agreement.

39.  Available Space Notice:

     Notwithstanding anything to the contrary contained herein, if and when any other space in the Building becomes available for lease, Landlord shall notify Tenant thereof in writing, and within five (5) days of Tenant's receipt of such written notice (the "Five (5) Day Period"), Tenant shall have the exclusive right (but not the obligation), by giving written notice thereof to Landlord within the Five (5) Day Period, to lease such additional space, failing which Tenant shall no longer have the exclusive right to lease the additional space. If Tenant leases the additional space by written notice given within the Five (5) Day Period, all lease terms and conditions shall be mutually agreed upon by Landlord and Tenant.

     IN WITNESS WHEREOF the parties hereto have executed these presents the day and year first above written and intent to be legally bound thereby.


                                       LANDLORD: Carriage Group



WITNESS: /s/                           By: /s/
         _________________________         ________________________________

                                       Date: November 8, 1996



                                       TENANT: Petroleum Heat &
                                               Power Co., Inc.



WITNESS: /s/                           By: /s/
         _________________________         ________________________________

                                       Date: November 1, 1996

                                   EXHIBIT "B"

                           CONSTRUCTION SPECIFICATION

                 PETRO at 467 CREAMERY WAY, EXTON, PENNSYLVANIA


Landlord, at Landlord's sole cost and expense, shall construct the following improvements to the Premises. Any modifications to these improvements must be agreed upon by Landlord and Tenant. Any additional improvements required by Tenant shall be at Tenant's sole cost and expense. All improvements will be in accordance with the following:

1) Landlord shall repaint all drywall surfaces with one coat of flat latex paint.

2) Landlord shall demise the premises with a fire rated drywall demising wall pursuant to the Construction Plan attached hereto.

3) Landlord will provide Tenant with a recarpeting allowance of $2.00/SF to recarpet the premises. Allowance shall be paid to Tenant within sixty (60) days of Tenant's occupancy of the Premises.

4) Landlord will separately meter the gas and electric service to Tenant's demised premises.

5) Landlord shall add two (2) additional toilets in each of the restroom facilities (total of 4 additional toilets). Pursuant to the attached Construction Plan no other plumbing is included.

                                   EXHIBIT "C"

                                467 CREAMERY WAY

                               EXTON, PENNSYLVANIA

                     ESTIMATED 1996 OPERATING EXPENSE BUDGET


        COMMON AREA SERVICE                              COST/SQ. FT.
        -------------------                              ------------
        REAL ESTATE TAXES                                  $1.15

        PROPERTY & LIABILITY INSURANCE                       .11

        LANDSCAPE MAINTENANCE                                .15

        SNOW REMOVAL                                         .13

        WATER & SEWER                                        .08

        BUILDING MAINTENANCE                                 .10

        TRASH REMOVAL                                        .09

        WINDOW CLEANING                                      .03

        SPRINKLER MAINTENANCE                                .03

        PARK ASSESSMENT                                      .03

        HVAC MAINTENANCE                                     .20

        PARKING LOT MAINTENANCE                              .05

        Administrative Fee (15%)                             .10
                                                           -----

        TOTAL ESTIMATED EXPENSES                           $2.25

Janitorial to be paid by Tenant directly to Tenant's janitorial company.

Electric/Gas - To be paid by Tenant directly to the utility company.